Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Ellington Financial Inc., of our report dated February 24, 2023 relating to financial statements of LendSure Mortgage Corp., which appears in Ellington Financial Inc’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Richey May & Co.
Englewood, Colorado
August 2, 2023